UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	March 24, 2006
(Date of earliest event reported):	March 21, 2006

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2006, Fulton Financial Corporation (the “Company”) issued a press release announcing that John M. Bond, Jr. joined the Company’s Board of Directors on March 21, 2006.  Mr. Bond was elected to the Company’s Board pursuant to the Agreement and Plan of Merger dated July 26, 2005, between Columbia Bancorp (“Columbia”) and the Company under which the Company acquired Columbia on February 1, 2006.  Mr. Bond will serve on the Trust Committee of the Board.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01.  Other Events

On March 21, 2006, the Company issued a press release announcing the authorization to repurchase up to two million shares, or approximately 1.2 percent, of its outstanding stock through December 31, 2006 under a program approved today by its board of directors.  A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01 - Financial Statements and Exhibits

          (c) Exhibits

               Exhibit No.               Description

                 99.1                         Press Release dated March 21, 2006

                 99.2                         Press Release dated March 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 24, 2006	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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